FORM OF EXCHANGE NOTE AND GUARANTEE
Exhibit 4.5
     This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Note is exchangeable for Notes registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.
     Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
No.

CUSIP No.	[ ]
PLATINUM UNDERWRITERS FINANCE, INC.
6.371% SENIOR GUARANTEED NOTE DUE 2007
     PLATINUM UNDERWRITERS FINANCE, INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., the principal sum of [                ] on November 16, 2007 (such date is hereinafter referred to as the “Stated Maturity Date”), and to pay interest on said principal sum from August 16, 2005, or from the most recent interest payment date initially at the rate of 6.371% per annum ( the “Interest Rate”); provided that any principal and installment of interest which is overdue shall bear interest (to the extent that payment of such interest is enforceable under applicable law) at the Interest Rate, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on this Note shall be payable semi-annually in arrears on May 16 and November 16 of each year (each, an “Interest Payment Date”), commencing on November 16, 2005, until the principal hereof is paid or made available for payment. The amount of interest payable for any period on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 180-day period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the regular record date for such interest installment, which as long as any Notes are represented by a Global Note shall be the close of business on the Business Day next preceding such Interest Payment Date; provided, however, if pursuant to the terms of the Indenture the Notes are no longer represented by a Global Note, the Company may select such regular record date for such interest installment which shall be more than one Business Day but less than 60 Business Days prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note and the Guarantee endorsed herein shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed under its corporate seal.
Dated:

PLATINUM UNDERWRITERS FINANCE, INC.
By:
Name:
Title:

[SEAL]
Attest:

CERTIFICATE OF AUTHENTICATION
     This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee
By:
Authorized Officer

(FORM OF REVERSE OF NOTE)
     This Note is one of a duly authorized series of the Senior Guaranteed Notes of the Company (herein sometimes referred to as the “Securities”), specified in the Indenture hereinafter referred to, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of October 10, 2002 (the “Base Indenture”), duly executed and delivered among the Company, Platinum Underwriters Holdings, Ltd., as guarantor (herein called the “Guarantor”) and JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”) (such Base Indenture as supplemented by the First Supplemental Indenture, dated November 1, 2002 and the Second Supplemental Indenture, dated August 16, 2005, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said Second Supplemental Indenture.
     If a Tax Event (as herein defined) shall occur and be continuing, the Company may, at its option, redeem the Notes then Outstanding in whole (but not in part) at any time (“Tax Event Redemption”) at the Redemption Price (as herein defined).
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption (the “Tax Event Redemption Date”) to each registered Holder of Notes of this Series to be redeemed at its registered address as more fully provided in the Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on such Notes of this Series.
     “Quotation Agent” means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in The City of New York selected by the Company.
     “Redemption Price” means, for each Note, the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price (as herein defined) and whose denominator is the applicable Tax Event Redemption Principal Amount (as herein defined).
     “Tax Event” means the receipt by the Company of an opinion of a nationally recognized tax counsel experienced in such matters, to the effect that there is more than an insubstantial risk that interest payable by the Company on the Notes on the next Interest Payment Date will not be deductible, in whole or in part, by the Company for United States federal income tax purposes as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation (other than any such amendment, change or announced proposed change to the so-called “earnings stripping” provisions of Section 163(j) of the

Internal Revenue Code, which limit the ability of U.S. corporations to deduct interest on certain debt owed to or guaranteed by related foreign persons), (b) any amendment to or change in an official interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any official interpretation, pronouncement or application that provides for a position with respect to such laws or regulations that differs from the generally accepted position on November 1, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after November 1, 2002.
     “Tax Event Redemption Principal Amount” means the aggregate principal amount of the Notes.
     “Treasury Portfolio Purchase Price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.
     “Treasury Portfolio” means a portfolio (A) of zero coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to the Maturity Date in an aggregate amount equal to the applicable Tax Event Redemption Principal Amount and (B) with respect to each scheduled Interest Payment Date on the Notes that occurs after the Tax Event Redemption Date and on or before the Maturity Date, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Tax Event Redemption Principal Amount of the Notes Outstanding on the Tax Event Redemption Date.
     The Notes do not have the benefit of any sinking fund obligation.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the majority of the Holders in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in relation thereto.
     Prior to due presentment for registration of transfer of this Note, the Company, the Guarantor, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company, the Guarantor nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.
     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or the Guarantor or of any predecessor or successor corporations, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     The Indenture imposes certain limitations on the ability of the Company and the Guarantor to, among other things, merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company and Guarantor must report periodically to the Trustee on compliance with the covenants in the Indenture.
     The Notes of this series are issuable only in registered form without coupons, in denominations of $1000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.
     This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 305 of the Base Indenture on transfers and exchanges of Global Notes.
     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Note and the Guarantee endorsed herein shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

GUARANTEE
     For value received, Platinum Underwriters Holdings, Ltd., a corporation organized under the laws of Bermuda (herein called the “Guarantor”, which term includes any successor under the Indenture referred to in the Note upon which this Guarantee is endorsed), hereby absolutely, fully and unconditionally and irrevocably guarantees to the Holder of the Note upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, (a) the due and punctual payment of the principal of and interest (and, if applicable, the Redemption Price) on such Note, whether at the Stated Maturity or by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on overdue principal of and interest on such Note, if any, if lawful, and (c) the due and punctual payment of any and all other payments due to the Holder, all in accordance with the terms of such Note and of the Indenture. In case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, if any, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.
     The Guarantor hereby agrees that its obligations hereunder are a guaranty of payment and not a guaranty of collection or performance and shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of such Note or the Indenture or any limitation of the Company thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the absence of any action to enforce the same, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefits of division and discussion, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee. Without limiting the generality of the foregoing, the Guarantor hereby agrees that the obligations of the Guarantor hereunder shall not be released, affected or impaired by assignment or transfer in whole or in part of the Note whether or not made without notice to or the consent of the Guarantor and shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of, including, but not limited to, setoff, counterclaim, recoupment or termination whatsoever, and that such obligations shall not be released, affected or impaired regardless of whether or not any Holder, including the Holder of the Note, or anyone on behalf of any such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of the Indenture or the Note or at law or in equity, and regardless of any other condition or contingency, or by reason of the invalidity, illegality or unenforceability of the Note or the Indenture or otherwise and that such obligations shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of such Note to assert any claim or demand or to enforce any remedy under the Indenture or such Note, any other guarantee or any other agreement, by any waiver, amendment, indulgence or modification (whether material or otherwise) of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any obligations under the Indenture, the Note or this Guarantee, or by the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or the Guarantor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or the release of any property from the lien and security interest created by the Indenture or the Note or of any other security for the Note, or the release or discharge of the Company or the Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Indenture or the Note by operation of law, or the merger or consolidation of the Company or the Guarantor, or any other cause, whether similar or dissimilar to the foregoing, or by any other act or omission that may or might in any manner or to any extent vary the risk or obligations of the Guarantor or that would otherwise operate as a discharge of a surety or guarantor as a matter of law or equity (other than the performance of the obligations contained in such Note and in this Guarantee).
     The Holder of the Note upon which this Guarantee is endorsed is entitled to the further benefits relating hereto set forth in the Indenture. No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of and interest, or any such other payments, on the Note upon which this Guarantee is endorsed.
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.
     All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
By:
Name:
Title:

Attest:
By:
       Name:
       Title:

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
agent to transfer this Note on the Register. The agent may substitute another to act for him or her.
     Dated:

Signed:

Signature Guarantee:
(Sign exactly as your name appears on the other side of this Note)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.